Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

LIMITED PARTNERSHIP PURSUANT TO

SECTION 17-217 OF THE LIMITED PARTNERSHIP ACT

November 5, 2014

Pursuant to the provisions of Section 17-217 of the Delaware Limited Partnership Act (the “Act”), Antero Resources Midstream LLC, a Delaware limited liability company (the “Limited Liability Company”), hereby executes this Certificate of Conversion (this “Certificate”) for the purpose of converting (the “Conversion”) the Limited Liability Company to a limited partnership (the “Limited Partnership”) and, in connection therewith, certifies as follows:

1.                                      The jurisdiction where the Limited Liability Company first formed is the State of Delaware.

2.                                      The jurisdiction immediately prior to filing this Certificate is the State of Delaware.

3.                                      The date the Limited Liability Company first formed is September 23, 2013.

4.                                      The name of the Limited Liability Company immediately prior to filing this Certificate is Antero Resources Midstream LLC.

5.                                      The name of the Limited Partnership as set forth in the Certificate of Limited Partnership is “Antero Midstream Partners LP”.

6.                                      This certificate of conversion shall become effective upon filing with the Secretary of State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of November 5, 2014.

ANTERO RESOURCES MIDSTREAM LLC

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer and Regional Vice President

SIGNATURE  PAGE

TO

ANTERO RESOURCES MIDSTREAM LLC

CERTIFICATE OF CONVERSION